Exhibit 13.(n)

FORM OF SEVENTH AMENDMENT TO THE

HENNESSY FUNDS TRUST

FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT to the Fund Accounting Servicing Agreement, dated as of February 7, 2006, as amended (the “Agreement”), is entered into as of the last date on the signature block (the “Effective Date”), by and between HENNESSY FUNDS TRUST, a Delaware statutory trust (the “Company”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”)

RECITALS

WHEREAS, the Company and USBGFS are parties to the Agreement; and

WHEREAS, the parties desire to amend the Agreement to:

Reflect the following name changes:
•	Hennessy Sustainable ETF (f/k/a Hennessy Stance ESG ETF)

Add the following funds:

•	Hennessy Tactical Income and Growth ETF
•	Hennessy Tactical Growth ETF

WHEREAS, Section 14 of the Agreement allows for its amendment by a written instrument executed by both the Company and USBGFS.

AGREEMENT

NOW, THEREFORE, the Company and USBGFS agree as follows:

Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have each caused this Amendment to be executed by a duly authorized officer as of the Effective Date.

HENNESSY FUNDS TRUST By: _______________________________ Name: _____________________________ Title: ______________________________ Date: ______________________________	U.S. BANCORP FUND SERVICES, LLC By: _______________________________ Name: _____________________________ Title: ______________________________ Date: ______________________________

Amended Exhibit A
to the
Fund Accounting Servicing Agreement

Fund Names
Separate Series of Hennessy Funds Trust

Name of Series	Applicable Fee Schedule
Hennessy Cornerstone Growth Fund	Exhibit B
Hennessy Focus Fund	Exhibit B
Hennessy Cornerstone Mid Cap 30 Fund	Exhibit B
Hennessy Cornerstone Large Growth Fund	Exhibit B
Hennessy Cornerstone Value Fund	Exhibit B
Hennessy Total Return Fund	Exhibit B
Hennessy Equity and Income Fund	Exhibit B
Hennessy Balanced Fund	Exhibit B
Hennessy Energy Transition Fund	Exhibit B
Hennessy Midstream Fund	Exhibit B
Hennessy Gas Utility Fund	Exhibit B
Hennessy Japan Fund	Exhibit B
Hennessy Japan Small Cap Fund	Exhibit B
Hennessy Large Cap Financial Fund	Exhibit B
Hennessy Small Cap Financial Fund	Exhibit B
Hennessy Technology Fund	Exhibit B
Hennessy Sustainable ETF	Exhibit B-1
Hennessy Tactical Income and Growth ETF	Exhibit B-1
Hennessy Tactical Growth ETF	Exhibit B-1

Exhibit A, Page 2